PROXY CARD                                  OPPENHEIMER CALIFORNIA MUNICIPAL FUND

                           PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 5, 2002

The  undersigned,  revoking prior proxies,  hereby appoints Robert Zack,  Brian Wixted,  Katherine Feld, Denis Molleur,
and  Kathleen  Ives,  and each of them,  as  attorneys-in-fact  and  proxies  of the  undersigned,  with full  power of substitution,  to vote  shares  held in the name of the  undersigned  on the  record  date at the  Special  Meeting  of
Shareholders  of Oppenheimer  California  Municipal  Fund (the "Fund") to be held at 6803 South Tucson Way,  Englewood,
Colorado,  80112,  on August 5, 2002, at 1:00 P. M. Mountain time, or at any  adjournment  thereof,  upon the proposals described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

This proxy is solicited on behalf of the Fund's Board of  Trustees,  and all  proposals  (set forth on the reverse side of this proxy card) have been proposed by the Board of Trustees.  When properly  executed,  this proxy will be voted as indicated  on the reverse  side or "FOR" a proposal if no choice is  indicated.  The proxy will be voted in  accordance with the proxy holders' best judgment as to any other matters.
                                                                          VOTE VIA THE TELEPHONE:  1-800-597-7836
                                                                          CONTROL NUMBER:  999  9999  9999  999

PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example:

1.   To elect a Board of Trustees:                                                      For           Against           For All
                                                                                        All             All             Except

01  Leon Levy                  02  Donald W. Spiro        03  John V. Murphy             []             []               [] 1.
04  Robert G. Galli            05  Phillip A. Griffiths   06  Benjamin Lipstein
07  Elizabeth B. Moynihan      08  Kenneth A. Randall     09  Edward V. Regan
10  Russell S. Reynolds, Jr.   11  Clayton K. Yeutter

If you do not wish your shares voted "FOR" a particular  nominee,  mark the "For
All Except" box and write the nominee's number on the line provided below.  Your shares will be voted for the remaining nominee(s).

2. To approve the  elimination  or amendment of certain  fundamental  investment
policies of the Fund:                                                                   For             Against         Abstain

A.   Purchasing Securities on Margin                                                    []              []              [] 2.A
B.   Making Short Sales                                                                 []              []              [] 2.B
C.   Purchasing Real Estate                                                             []              []              [] 2.C
D.   Purchasing Securities of Issuers in which Officers or Trustees have an Interest    []              []              [] 2.D
E.   Industry Concentration                                                             []              []              [] 2.E
F.   Investing in Other Investment Companies                                            []              []              [] 2.F
G.   Borrowing                                                                          []              []              [] 2.G
H.   Pledging, Mortgaging and Hypothecating of Assets                                   []              []              [] 2.H
I.   Lending                                                                            []              []              [] 2.I

3.   To authorize the Trustees to adopt an Amended and Restated Declaration of Trust.   For             Against         Abstain

A.  Future Amendments of the Declaration of Trust.                                      []              []              [] 3.A
B.  Reorganization of the Trust or Its Series or Classes.                               []              []              [] 3.B
C.  Involuntary Redemptions.                                                            []              []              [] 3.C
D.  Other Changes Under the Amended and Restated Declaration of Trust                   []              []              [] 3.D